Exhibit 99.2

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except pledged and per share amounts)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Residential mortgage investments ($6.77 and $7.71 billion pledged at September 30, 2021 and December 31, 2020, respectively)	$7,134,106	$7,937,552
Cash collateral receivable from derivative counterparties	68,533	74,411
Cash and cash equivalents	125,174	257,180
Receivables and other assets	136,182	136,107
	$7,463,995	$8,405,250
Liabilities
Secured borrowings	$6,463,964	$7,319,083
Derivatives at fair value	31,191	41,484
Unsecured borrowings	98,569	98,493
Common stock dividend payable	7,920	15,281
Accounts payable and accrued expenses	20,096	20,746
	6,621,740	7,495,087
Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized: 7.50% Cumulative Redeemable Preferred Stock, Series E, 10,329 shares issued and outstanding ($258,226 aggregate liquidation preference) at September 30, 2021 and December 31, 2020	250,946	250,946
Common stock - $0.01 par value; 250,000 shares authorized: 96,876 and 96,481 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	969	965
Paid-in capital	1,270,497	1,268,439
Accumulated deficit	(656,920)	(651,071)
Accumulated other comprehensive income	(23,237)	40,884
	842,255	910,163
	$7,463,995	$8,405,250

See accompanying notes to consolidated financial statements.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Interest income
Residential mortgage investments	$19,662	$37,571	$66,603	$154,890
Other	14	26	39	457
	19,676	37,597	66,642	155,347
Interest expense
Secured borrowings	(2,653)	(4,809)	(9,651)	(63,105)
Unsecured borrowings	(1,910)	(1,910)	(5,701)	(5,710)
	(4,563)	(6,719)	(15,352)	(68,815)
	15,113	30,878	51,290	86,532
Other (expense) income
(Loss) gain on derivative instruments (net)	(1,543)	1,510	2,939	(161,177)
Loss on sale of investments (net)	–	–	–	(67,820)
Compensation-related expense	(2,075)	(1,985)	(6,028)	(6,519)
Other general and administrative expense	(1,108)	(1,321)	(3,345)	(3,742)
Miscellaneous other revenue (expense)	–	–	2	(141)
	(4,726)	(1,796)	(6,432)	(239,399)
Net income (loss)	10,387	29,082	44,858	(152,867)
Less preferred stock dividends	(4,842)	(4,842)	(14,526)	(14,526)
Net income (loss) to common stockholders	$5,545	$24,240	$30,332	$(167,393)

Net income (loss) per common share
Basic	$0.06	$0.25	$0.32	$(1.76)
Diluted	0.06	0.25	0.31	(1.76)
Weighted average common shares outstanding:
Basic	96,045	95,698	95,978	95,418
Diluted	96,612	96,024	96,433	95,418

See accompanying notes to consolidated financial statements.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, unaudited)

	Quarter Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Net income (loss)	$10,387	$29,082	$44,858	$(152,867)

Other comprehensive (loss) income
Amounts related to available for sale securities:
Change in net unrealized gain or loss	(32,817)	(12,563)	(76,181)	(13,674)
Reclassification adjustment for amounts included in net income (loss)	–	–	–	66,864
Amounts related to cash flow hedges:
Change in net unrealized gain or loss	1,155	2,113	7,359	(19,705)
Reclassification adjustment for amounts included in net income (loss)	1,519	952	4,701	2,370
	(30,143)	(9,498)	(64,121)	35,855
Comprehensive (loss) income	$(19,756)	$19,584	$(19,263)	$(117,012)

See accompanying notes to consolidated financial statements.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, unaudited)

	Preferred Stock	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at June 30, 2021	$250,946	$968	$1,269,599	$(655,406)	$6,906	$873,013
Net income	–	–	–	10,387	–	10,387
Change in unrealized gain on mortgage securities, net	–	–	–	–	(32,817)	(32,817)
Amounts related to cash flow hedges, net	–	–	–	–	2,674	2,674
Cash dividends:
Common – $0.0725 per share	–	–	–	(7,059)	–	(7,059)
Preferred – $0.47 per share	–	–	–	(4,842)	–	(4,842)
Issuance of common stock	–	–	–	–	–	-
Other additions to capital	–	1	898	–	–	899
Balance at September 30, 2021	$250,946	$969	$1,270,497	$(656,920)	$(23,237)	$842,255

Balance at June 30, 2020	$250,946	$964	$1,266,976	$(664,749)	$58,752	$912,889
Net income	–	–	–	29,082	–	29,082
Change in unrealized gain on mortgage securities, net	–	–	–	–	(12,563)	(12,563)
Amounts related to cash flow hedges, net	–	–	–	–	3,065	3,065
Cash dividends:
Common – $0.15 per share	–	–	–	(14,499)	–	(14,499)
Preferred – $0.47 per share	–	–	–	(4,842)	–	(4,842)
Issuance of common stock	–	–	–	–	–	–
Other additions to capital	–	1	696	–	–	697
Balance at September 30, 2020	$250,946	$965	$1,267,672	$(655,008)	$49,254	$913,829

Balance at December 31, 2020	$250,946	$965	$1,268,439	$(651,071)	$40,884	$910,163
Net income	–	–	–	44,858	–	44,858
Change in unrealized gain on mortgage securities, net	–	–	–	–	(76,181)	(76,181)
Amounts related to cash flow hedges, net	–	–	–	–	12,060	12,060
Cash dividends:
Common – $0.3725 per share	–	–	–	(36,182)	–	(36,182)
Preferred – $1.41 per share	–	–	–	(14,525)	–	(14,525)
Issuance of common stock	–	–	–	–	–	-
Other additions to capital	–	4	2,058	–	–	2,062
Balance at September 30, 2021	$250,946	$969	$1,270,497	$(656,920)	$(23,237)	$842,255

Balance at December 31, 2019	$250,946	$946	$1,252,481	$(444,039)	$13,399	$1,073,733
Net loss	–	–	–	(152,867)	–	(152,867)
Change in unrealized gain on mortgage securities, net	–	–	–	–	53,190	53,190
Amounts related to cash flow hedges, net	–	–	–	–	(17,335)	(17,335)
Cash dividends:
Common – $0.45 per share	–	–	–	(43,577)	–	(43,577)
Preferred – $1.41 per share	–	–	–	(14,525)	–	(14,525)
Issuance of common stock	–	16	12,841	–	–	12,857
Other additions to capital	–	3	2,350	–	–	2,353
Balance at September 30, 2020	$250,946	$965	$1,267,672	$(655,008)	$49,254	$913,829

See accompanying notes to consolidated financial statements.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Nine Months Ended September 30
	2021	2020
Operating activities:
Net income (loss)	$44,858	$(152,867)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization of investment premiums	65,072	56,135
Amortization of equity-based awards	2,185	2,466
Amortization of unrealized loss (net) on de-designated hedges	1,767	37
Loss on sale of mortgage investments	–	67,820
(Gain) loss on derivative instruments (net)	(3,354)	146,603
Other depreciation and amortization	103	91
Net change in receivables, other assets, accounts payable and accrued expenses	4,285	(2,892)
Net cash provided by operating activities	114,916	117,393
Investing activities:
Purchases of residential mortgage investments	(1,967,427)	(2,474,235)
Proceeds from sales of residential mortgage investments	–	2,558,871
Interest receivable acquired with the purchase of residential mortgage investments	(2,363)	(4,019)
Principal collections on residential mortgage investments, including changes in mortgage securities principal remittance receivable	2,628,090	2,769,631
Net cash provided by investing activities	658,300	2,850,248
Financing activities:
Proceeds from repurchase arrangements and similar borrowings	51,364,053	64,953,417
Principal payments on repurchase arrangements and similar borrowings	(52,219,172)	(67,583,999)
Decrease (increase) in cash collateral receivable from derivative counterparties	5,878	(27,852)
Net receipts from (payments on) derivative settlements	2,204	(140,042)
Issuance of common stock	–	12,882
Other capital stock transactions	(104)	(108)
Dividends paid	(58,081)	(57,548)
Net cash used in financing activities	(905,222)	(2,843,250)
Net change in cash and cash equivalents	(132,006)	124,391
Cash and cash equivalents at beginning of period	257,180	105,397
Cash and cash equivalents at end of period	$125,174	$229,788

See accompanying notes to consolidated financial statements.

CAPSTEAD MORTGAGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(unaudited)

NOTE 1 — BUSINESS

Capstead Mortgage Corporation operates as a self-managed real estate investment trust for federal income tax purposes (a “REIT”) and is based in Dallas, Texas. Unless the context otherwise indicates, Capstead Mortgage Corporation, together with its subsidiaries, is referred to as “Capstead” or the “Company.” Capstead earns income from investing in a leveraged portfolio of residential mortgage pass-through securities currently consisting primarily of adjustable-rate mortgage (“ARM”) securities issued and guaranteed by government-sponsored enterprises, either Fannie Mae, Freddie Mac, or by an agency of the federal government, Ginnie Mae. Together these securities are referred to as “Agency Securities” and are considered to have limited, if any, credit risk.

NOTE 2 — BASIS OF PRESENTATION

Interim Financial Reporting

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the quarter and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the calendar year ending December 31, 2021. For further information refer to the audited consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2020.

NOTE 3 — NET INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per common share is computed by dividing net income, after deducting dividends paid or accrued on preferred stock and allocating earnings to equity awards deemed to be participating securities pursuant to the two-class method, by the average number of shares of common stock outstanding, calculated excluding unvested stock awards. Participating securities include unvested equity awards that contain non-forfeitable rights to dividends prior to vesting.

Diluted net income (loss) per common share is computed by dividing the numerator used to compute basic net income (loss) per common share by the denominator used to compute basic net income (loss) per common share, further adjusted for the dilutive effect, if any, of equity awards and shares of preferred stock when and if convertible into shares of common stock. Shares of the Company’s 7.50% Series E Cumulative Redeemable Preferred Stock are contingently convertible into shares of common stock only under certain circumstances associated with the occurrence of a change in control and therefore are not considered dilutive securities absent such circumstances. Any unvested equity awards that are deemed participating securities are included in the calculation of diluted net income (loss) per common share, if dilutive, under either the two-class method or the treasury stock method, depending upon which method produces the more dilutive result.

Components of the computation of basic and diluted net income (loss) per common share were as follows for the indicated periods (dollars in thousands, except per share amounts):

	Quarter Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Basic net income (loss) per common share
Numerator for basic net income (loss) per common share:
Net income (loss)	$10,387	$29,082	$44,858	$(152,867)
Preferred stock dividends	(4,842)	(4,842)	(14,526)	(14,526)
Earnings participation of unvested equity awards	(11)	(37)	(71)	(101)
	$5,534	$24,203	$30,261	$(167,494)
Denominator for basic net income (loss) per common share:
Average number of shares of common stock outstanding	96,868	96,452	96,836	96,162
Average unvested stock awards outstanding	(823)	(754)	(858)	(744)
	96,045	95,698	95,978	95,418
	$0.06	$0.25	$0.32	$(1.76)
Diluted net income (loss) per common share
Numerator for diluted net income (loss) per common share	$5,534	$24,203	$30,261	$(167,494)

Denominator for diluted net income (loss) per common share:
Denominator for basic net income (loss) per common share	96,045	95,698	95,978	95,418
Net effect of dilutive equity awards	567	326	455	–
	96,612	96,024	96,433	95,418
	$0.06	$0.25	$0.31	$(1.76)

There were no potentially dilutive securities excluded from the computation of diluted net income (loss) per common share for the quarter and nine months ended September 30, 2021. There were 383,000 and 911,000 potentially dilutive securities excluded from the computation of diluted net income (loss) per common share for the quarter and nine months ended September 30, 2020, respectively.

NOTE 4 — RESIDENTIAL mortgage investments

Residential mortgage investments classified by collateral type and interest rate characteristics as of the indicated dates were as follows (dollars in thousands):

	Unpaid Principal Balance	Investment Premiums	Amortized Cost Basis	Carrying Amount (a)	Net WAC (b)	Average Yield (c)
September 30, 2021
Agency Securities:
Fannie Mae/Freddie Mac ARMs	$6,491,992	$257,783	$6,749,775	$6,754,594	2.32%	1.08%
Ginnie Mae ARMs	364,003	11,958	375,961	379,512	3.02	0.80
	$6,855,995	$269,741	$7,125,736	$7,134,106	2.36	1.06

December 31, 2020
Agency Securities:
Fannie Mae/Freddie Mac ARMs	$6,982,650	$252,921	$7,235,571	$7,310,089	2.67%	1.51%
Ginnie Mae ARMs	599,726	17,704	617,430	627,463	3.39	2.05
	$7,582,376	$270,625	$7,853,001	$7,937,552	2.73	1.55

(a)	Includes unrealized gains and losses for residential mortgage investments classified as available-for-sale.

(b)	Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments net of servicing and other fees as of the indicated balance sheet date. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments.

(c)	Average yield is presented for the quarter then ended and is based on the cash component of interest income expressed as a percentage calculated on an annualized basis on average amortized cost basis (the “cash yield”) less the effects of amortizing investment premiums. Investment premium amortization is determined using the interest method and incorporates actual and anticipated future mortgage prepayments.

Agency Securities are considered to have limited, if any, credit risk because the timely payment of principal and interest is guaranteed. The maturity of Agency Securities is directly affected by prepayments of principal on the underlying mortgage loans. Consequently, actual maturities will be significantly shorter than the portfolio’s weighted average contractual maturity of 293 months.

Capstead’s ARM Agency Securities are backed by residential mortgage loans that have coupon interest rates that adjust at least annually to more current interest rates or begin doing so after an initial fixed-rate period. After the initial fixed-rate period, if applicable, mortgage loans underlying ARM securities typically either (i) adjust annually based on specified margins over the one-year London interbank offered rate (“LIBOR”) or the one-year Constant Maturity U.S. Treasury Note Rate (“CMT”), (ii) adjust semiannually based on specified margins over six-month LIBOR or the six-month Secured Overnight Financing Rate (“SOFR”), or (iii) adjust monthly based on specified margins over indices such as one-month LIBOR, the Eleventh District Federal Reserve Bank Cost of Funds Index, or over a rolling twelve month average of the one-year CMT index, usually subject to periodic and lifetime limits, or caps, on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans.

Capstead classifies its ARM investments based on average number of months until coupon reset (“months to roll”). Months to roll is an indicator of asset duration which is a measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk. Current-reset ARM investments have months to roll of less than 18 months while longer-to-reset ARM investments have months to roll of 18 months or greater.

As of September 30, 2021, the average months to roll for the Company’s $2.71 billion (amortized cost basis) in current-reset ARM investments was approximately seven months while the average months to roll for the Company’s $4.41 billion (amortized cost basis) in longer-to-reset ARM investments was approximately 65 months.

The Company did not sell any securities during the quarter and nine months ended September 30, 2021. In March 2020, the Company sold available-for-sale securities using the specific identification method for proceeds totaling $2.56 billion recognizing no gross realized gains and gross realized losses totaling $67.8 million.

NOTE 5 — SECURED borrowings

Capstead pledges its Residential mortgage investments as collateral for secured borrowings primarily in the form of repurchase arrangements with commercial banks and other financial institutions. Repurchase arrangements entered into by the Company involve the sale and a simultaneous agreement to repurchase the transferred assets at a future date and are accounted for as financings. The Company maintains the beneficial interest in the specific securities pledged during the term of each repurchase arrangement and receives the related principal and interest payments.

The terms and conditions of secured borrowings are negotiated on a transaction-by-transaction basis when each such borrowing is initiated or renewed. The amount borrowed is generally equal to the fair value of the securities pledged, as determined by the lending counterparty, less an agreed-upon discount, referred to as a “haircut.” Interest rates are generally fixed based on prevailing rates corresponding to the terms of the borrowings. Interest may be paid monthly or at the termination of a borrowing at which time the Company may enter into a new borrowing at prevailing haircuts and rates with the same lending counterparty or repay that counterparty and negotiate financing with a different lending counterparty. None of the Company’s lending counterparties are obligated to renew or otherwise enter into new borrowings at the conclusion of existing borrowings. In response to declines in fair value of pledged securities due to changes in market conditions or the publishing of monthly security pay-down factors, lending counterparties typically require the Company to post additional securities as collateral, pay down borrowings or fund cash margin accounts with the counterparties in order to re-establish the agreed-upon collateral requirements. These actions are referred to as margin calls. Conversely, in response to increases in fair value of pledged securities, the Company routinely margin calls its lending counterparties in order to have previously pledged collateral returned.

Secured borrowings (and related pledged collateral, including accrued interest receivable), classified by collateral type and remaining maturities, and related weighted average borrowing rates as of the indicated dates were as follows (dollars in thousands):

Collateral Type	Agency Securities Pledged	Accrued Interest Receivable	Borrowings Outstanding	Average Borrowing Rates
September 30, 2021
Borrowings under repurchase arrangements with maturities of 30 days or less	$6,769,102	$12,697	$6,463,964	0.11%

December 31, 2020
Borrowings under repurchase arrangements with maturities of 30 days or less	$5,249,989	$12,597	$4,972,181	0.21%
Borrowings under repurchase arrangements with maturities of 31 to 90 days	1,939,034	4,225	1,846,902	0.20
Borrowings under repurchase arrangements with maturities of greater than 90 days	522,969	1,167	500,000	0.29
	$7,711,992	$17,989	$7,319,083	0.21

Average secured borrowings outstanding were $6.7 billion and $7.4 billion during the quarters ended September 30, 2021 and December 31, 2020, respectively. Average secured borrowings outstanding during the indicated periods differed from respective ending balances due to changes in portfolio levels and differences in the timing of portfolio acquisitions relative to portfolio runoff.

NOTE 6 — USE OF DERIVATIVES, OFFSETTING DISCLOSURES AND CHANGES IN OTHER COMPREHENSIVE INCOME BY COMPONENT

Capstead’s portfolio of derivative financial instruments (“Derivatives”) hedge the variability of the underlying benchmark interest rate of current and forecasted 30- to 90-day secured borrowings. The Company attempts to mitigate exposure to higher interest rates primarily by entering into Overnight Index Swap (“OIS”)- and SOFR-indexed, pay-fixed, receive-variable, interest rate swap agreements for terms between eighteen months and three years. From an economic perspective, this hedge relationship establishes a relatively stable fixed rate on related borrowings because the variable-rate payments received on the swap agreements offset a portion of the interest accruing on the borrowings, leaving primarily the fixed-rate swap payments as the Company’s effective borrowing rate. Additionally, changes in fair value of these Derivatives tend to partially offset opposing changes in fair value of the Company’s residential mortgage investments that can occur in response to changes in market interest rates.

During the nine months ended September 30, 2021, Capstead entered into swap agreements with notional amounts totaling $1.28 billion requiring fixed-rate interest payments averaging 0.29%. The Company did not enter into any swap agreements during the quarter ended September 30, 2021. No swap agreements matured during the quarter and nine months ended September 30, 2021. At September 30, 2021 the Company’s swap positions related to secured borrowings had the following characteristics (dollars in thousands):

Period of Contract Expiration	Notional Amount	Average Fixed-Rate Payment Requirement
Second quarter 2022	$400,000	0.02%
Third quarter 2022	1,200,000	0.01
Fourth quarter 2022	900,000	0.07
First quarter 2023	50,000	0.13
Second quarter 2023	350,000	0.20
Third quarter 2023	100,000	0.03
Fourth quarter 2023	374,500	0.09
First quarter 2024	150,000	0.28
Second quarter 2024	725,000	0.34
	$4,249,500

The Company has three-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements with notional amounts totaling $100 million and average fixed rates of 4.09% with 20-year payment terms coinciding with the floating-rate terms of the Company’s Unsecured borrowings that mature in 2035 and 2036. These Derivatives, which are designated as cash flow hedges for accounting purposes, hedge the variability of the underlying benchmark interest rate associated with the floating-rate terms of these long-term borrowings. These Derivatives’ LIBOR-indexed receive rates match the underlying floating-rate terms of the Company’s Unsecured borrowings and therefore the eventual replacement of the LIBOR index on these Derivatives is not expected to have any financial impact.

Interest rate swap agreements are measured at fair value on a recurring basis primarily using Level 2 Inputs in accordance with ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820). Fair value estimates for these Derivatives are calculated using the net discounted future fixed cash payments and the discounted future variable cash receipts which are based on expected future interest rates derived from observable market interest rate curves. The Company also incorporates both its own nonperformance risk and its counterparties’ nonperformance risk in determining fair value. In considering the effect of nonperformance risk, the Company considered the impact of netting and credit enhancements, such as collateral postings and guarantees, and has concluded that counterparty risk is not significant to the overall valuation.

The fair value of exchange-traded swap agreements hedging Secured borrowings is calculated including accrued interest and net of variation margin amounts received or paid through the exchange, resulting in separately presenting on the balance sheet a significantly reduced fair value amount representing the unsettled fair value of these Derivatives. Non-exchange traded swap agreements held as cash flow hedges of Unsecured borrowings are reported at fair value calculated excluding accrued interest. Cash collateral receivable from derivative counterparties includes initial margin for all Derivatives and variation margin for non-exchange traded Derivatives. Accrued interest for non-exchange traded swap agreements is included in Accounts payable and accrued expenses.

The following tables include fair value and other related disclosures regarding all Derivatives held as of and for the indicated periods (in thousands):

	Balance Sheet	September 30	December 31
	Location	2021	2020
Balance sheet-related
Swap agreements in a loss position (a liability) related to unsecured borrowings	(a)	$(31,191)	$(41,484)
Related net interest payable	(b)	(1,113)	(597)
		$(32,304)	$(42,081)

(a)	The fair value of Derivatives with unrealized gains are aggregated and recorded as an asset on the face of the Balance Sheets separately from the fair value of Derivatives with unrealized losses that are recorded as a liability.

(b)	Included in “Accounts payable and accrued expenses” on the face of the Balance Sheets.

	Location of Gain or (Loss) Recognized in	Quarter Ended September 30		Nine Months Ended September 30
	Net Income	2021	2020	2021	2020
Income statement-related
Component of Secured borrowings-related effects on interest expense:
Amortization of unrealized gain, net of unrealized losses on de-designated Derivatives		$(530)	$(18)	$(1,767)	$(37)
	(a)	(530)	(18)	(1,767)	(37)
Component of Unsecured borrowings-related effects on interest expense:
Amount of loss reclassified from Accumulated other comprehensive income	(b)	(989)	(934)	(2,934)	(2,333)
Increase in interest expense as a result of the use of Derivatives		$(1,519)	$(952)	$(4,701)	$(2,370)

Realized and unrealized gain (loss) on non-designated Derivatives (net) related to:
Interest rate swap agreements		$(1,543)	$1,510	$2,939	$(158,378)
Eurodollar futures		–	–	–	(2,799)
	(c)	$(1,543)	$1,510	$2,939	$(161,177)

Other comprehensive income-related
Amount of gain (loss) recognized in Other comprehensive (loss) income		$1,155	$2,113	$7,359	$(19,705)

(a)	Included in “Interest expense: Secured borrowings” on the face of the Consolidated Statements of Operations.

(b)	Included in “Interest expense: Unsecured borrowings” on the face of the Consolidated Statements of Operations.
(c)	Included in “Loss on derivative instruments (net)” on the face of the Consolidated Statement of Operations.

Capstead’s swap agreements and borrowings under repurchase arrangements are subject to master netting arrangements in the event of default on, or termination of, any one contract. See NOTE 5 for more information on the Company’s use of secured borrowings. The following tables provide disclosures concerning offsetting of financial liabilities and Derivatives as of the indicated dates (in thousands):

Offsetting of Derivative Assets
		Gross	Net Amounts	Gross Amounts Not Offset
	Gross	Amounts	of Assets	in the Balance Sheet (b)
	Amounts of	Offset in	Presented in		Cash
	Recognized	the Balance	the Balance	Financial	Collateral	Net
	Assets (a)	Sheet (a)	Sheet	Instruments	Received	Amount
September 30, 2021
Counterparty 4	$4,687	$(4,687)	$–	$–	$–	$–
December 31, 2020
Counterparty 4	$2,673	$(2,673)	$–	$–	$–	$–

(a)	Included in gross amounts of recognized assets is the fair value of exchange-traded swap agreements, calculated including accrued interest. Included in gross amounts offset in the balance sheet are variation margin amounts associated with exchange-traded swaps at September 30, 2021.

(b)	Amounts presented are limited to recognized liabilities and cash collateral received associated with the indicated counterparty sufficient to reduce the related Net Amount to zero in accordance with ASU No. 2011-11, as amended by ASU No. 2013-01.

	Offsetting of Financial Liabilities and Derivative Liabilities
		Gross	Net Amounts	Gross Amounts Not Offset
	Gross	Amounts	of Liabilities	in the Balance Sheet (c)
	Amounts of	Offset in	Presented in		Cash
	Recognized	the Balance	the Balance	Financial	Collateral	Net
	Liabilities (a)	Sheet (a)	Sheet (b)	Instruments	Pledged	Amount
September 30, 2021
Derivatives by counterparty:
Counterparty 1	$32,304	$–	$32,304	$–	$(32,304)	$–
Counterparty 4	328	(328)	–	–	–	–
	32,632	(328)	32,304	–	(32,304)	–
Borrowings under repurchase arrangements (d)	6,464,196	–	6,464,196	(6,464,196)	–	–
	$6,496,828	$(328)	$6,496,500	$(6,464,196)	$(32,304)	$–
December 31, 2020
Derivatives by counterparty:
Counterparty 1	$42,082	$–	$42,082	$–	$(42,082)	$–
Counterparty 4	257	(257)	–	–	–	–
	42,339	(257)	42,082	–	(42,082)	–
Borrowings under repurchase arrangements (d)	7,320,090	–	7,320,090	(7,320,090)	–	–
	$7,362,429	$(257)	$7,362,172	$(7,320,090)	$(42,082)	$–
(a)	Included in gross amounts of recognized liabilities is the fair value of non-exchange traded swap agreements (Counterparty 1) and exchange-traded swap agreements (Counterparty 4), calculated including accrued interest. Included in gross amounts offset in the balance sheet are variation margin amounts associated with exchange-traded swap agreements at September 30, 2021.

(b)	Amounts presented are limited to recognized liabilities and cash collateral received associated with the indicated counterparty sufficient to reduce the related Net Amount to zero in accordance with ASU No. 2011-11, as amended by ASU No. 2013-01.

(c)	Amounts presented are limited to recognized assets and collateral pledged associated with the indicated counterparty sufficient to reduce the related Net Amount to zero in accordance with ASU No. 2011-11, as amended by ASU No. 2013-01.

(d)	Amounts include accrued interest payable of $232,000 and $1.0 million on borrowings under repurchase arrangements as of September 30, 2021 and December 31, 2020, respectively.

The amount of unrealized losses, net of unrealized gains, included in Accumulated other comprehensive income and scheduled to be recognized in the Consolidated Statements of Operations over the next twelve months primarily in the form of a fixed-rate swap payments in excess of current market rates on swaps related to unsecured borrowings and amortization of net unrealized losses on de-designated interest rate swaps totaled $4.3 million at September 30, 2021. Changes in Accumulated other comprehensive income by component for the quarter and nine months ended September 30, 2021 were as follows (in thousands):

	Unrealized Gains and Losses on Cash Flow Hedges	Unrealized Gains and Losses on Available-for-Sale Securities	Total
Balance at June 30, 2021	$(34,281)	$41,187	$6,906
Activity for the quarter ended September 30, 2021:
Other comprehensive income (loss) before reclassifications	1,155	(32,817)	(31,662)
Amounts reclassified from accumulated other comprehensive income (loss)	1,519	–	1,519
Other comprehensive income (loss)	2,674	(32,817)	(30,143)
Balance at September 30, 2021	$(31,607)	$8,370	$(23,237)

Balance at December 31, 2020	$(43,667)	$84,551	$40,884
Activity for the nine months ended September 30, 2021:
Other comprehensive income (loss) before reclassifications	7,359	(76,181)	(68,822)
Amounts reclassified from accumulated other comprehensive income	4,701	–	4,701
Other comprehensive income (loss)	12,060	(76,181)	(64,121)
Balance at September 30, 2021	$(31,607)	$8,370	$(23,237)

NOTE 7 — unsecured BORROWINGS

Unsecured borrowings consist of 30-year junior subordinated notes issued in 2005 and 2006 and maturing in 2035 and 2036, for a total face amount of $100 million. The notes are currently redeemable, in whole or in part, without penalty, at the Company’s option. Balances net of deferred issuance costs, and related weighted average interest rates as of the indicated dates (calculated including issuance cost amortization and adjusted for effects of related Derivatives held as cash flow hedges) were as follows (dollars in thousands):

	September 30, 2021		December 31, 2020
	Borrowings Outstanding	Average Rate	Borrowings Outstanding	Average Rate
Junior subordinated notes maturing in:
October 2035 ($35,000 face amount)	$34,460	7.86%	$34,431	7.87%
December 2035 ($40,000 face amount)	39,464	7.63	39,435	7.64
September 2036 ($25,000 face amount)	24,645	7.67	24,627	7.68
	$98,569	7.72	$98,493	7.73

NOTE 8 — FAIR VALUE

The fair value of Capstead’s financial assets and liabilities are influenced by changes in, and market expectations for changes in, interest rates and market liquidity conditions, as well as other factors beyond the control of management. All fair values were determined using Level 2 Inputs in accordance with ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820).

Residential mortgage investments, all of which are mortgage securities classified as available-for-sale, are measured at fair value on a recurring basis. In determining fair value estimates the Company considers recent trading activity for similar investments and pricing levels indicated by lenders in connection with designating collateral for secured borrowings, provided such pricing levels are considered indicative of actual market clearing transactions. In determining fair value estimates for Secured borrowings with initial terms of greater than 120 days, the Company considers pricing levels indicated by lenders for entering into new transactions using similar pledged collateral with terms equal to the remaining terms of these borrowings. The Company bases fair value for Unsecured borrowings on discounted cash flows using Company estimates for market yields. Excluded from these disclosures are financial instruments for which cost basis is deemed to approximate fair value due primarily to the short duration of these instruments, which are valued using primarily Level 1 measurements, including Cash and cash equivalents, Cash collateral receivable from derivative counterparties, receivables, payables and secured borrowings with initial terms of 120 days or less. See NOTE 6 for information relative to the valuation of interest rate swap agreements.

Fair value-related disclosures for financial instruments other than debt securities were as follows as of the indicated dates (in thousands):

		September 30, 2021		December 31, 2020
	Fair Value Hierarchy	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial liabilities:
Secured borrowings with initial terms of greater than 120 days	Level 2	$–	$–	$500,000	$500,100
Unsecured borrowings	Level 2	98,569	73,300	98,493	59,900
Unsecured borrowings-related interest rate swap agreements	Level 2	31,191	31,191	41,484	41,484

Fair value-related disclosures for debt securities were as follows as of the indicated dates (in thousands):

	Amortized	Gross Unrealized
	Cost Basis	Gains	Losses	Fair Value
September 30, 2021
Agency Securities classified as available-for-sale:
Fannie Mae/Freddie Mac	$6,749,775	$42,627	$37,808	$6,754,594
Ginnie Mae	375,961	4,286	735	379,512

December 31, 2020
Agency Securities classified as available-for-sale:
Fannie Mae/Freddie Mac	7,235,571	87,158	12,640	7,310,089
Ginnie Mae	617,430	10,541	508	627,463

	September 30, 2021		December 31, 2020
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Securities in an unrealized loss position of one year or greater:
Fannie Mae/Freddie Mac	$231,456	$3,664	$690,227	$9,533
Ginnie Mae	32,863	362	27,462	285
Securities in an unrealized loss position less than one year:
Fannie Mae/Freddie Mac	3,827,872	34,144	583,870	3,107
Ginnie Mae	48,331	373	41,527	223
	$4,140,522	$38,543	$1,343,086	$13,148

From a credit risk perspective, federal government support for Fannie Mae and Freddie Mac helps ensure that fluctuations in value are due to interest rate changes and are not due to credit risk associated with these securities. The unrealized losses on the Company’s investment in ARM Agency Securities were caused by interest rate changes, and the contractual cash flows of those investments are guaranteed by an agency of the U.S. government. The Company does not intend to sell the investments as of September 30, 2021 and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases.

NOTE 9 — EQUITY INCENTIVE PLAN

All equity-based awards and other long-term incentive awards are made pursuant to the Company’s Amended and Restated 2014 Flexible Incentive Plan that was approved by stockholders in May 2014. At September 30, 2021, this plan had 1,850,645 shares of common stock remaining available for future issuances.

Long-term Equity-based Awards – Performance-based Restricted Stock Units (“RSUs”)

RSU activity and related information for the nine months ended September 30, 2021 is summarized below:

During the quarter and nine months ended September 30, 2021, the Company recognized in Compensation-related expense $270,000 and $427,000, respectively, related to RSU awards. Unrecognized estimated compensation expense for these awards totaled $1.6 million at September 30, 2021, to be expensed over a weighted average period of 1.4 years (assumes estimated attainment levels for the related performance metrics will be met).

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value
Unvested RSU awards outstanding at December 31, 2020	581,365	$7.83
Grants	267,573	5.86
Forfeitures	(111,897)	8.71
Vestings	(71,240)	8.71
Unvested RSU awards outstanding at September 30, 2021	665,801	6.80

Dividends accrue from the date of grant and will be paid in cash to the extent the units convert into shares of common stock following completion of the related performance periods. If these shares do not vest, the related dividends will be forfeited. Included in Common stock dividends payable at September 30, 2021 are estimated dividends payable pertaining to these awards of $361,000.

Long-term Equity-based Awards – Restricted Stock Awards

Restricted stock award activity for the nine months ended September 30, 2021 is summarized below:

		Weighted
		Average
	Number of	Grant Date
	Shares	Fair Value
Unvested stock awards outstanding at December 31, 2020	768,041	$7.42
Grants	363,304	5.72
Forfeitures	(21,145)	6.76
Vestings	(287,420)	7.63
Unvested stock awards outstanding at September 30, 2021	822,780	6.61

During the quarter and nine months ended September 30, 2021, the Company recognized in Compensation-related expense $455,000and $1.3 million, respectively, related to amortization of the grant date fair value of employee stock awards. In addition, during the quarter and nine months ended September 30, 2021, the Company recognized in Other general and administrative expense $175,000 and $438,000, respectively, related to amortization of the grant date fair value of director stock awards. Unrecognized compensation expense for unvested stock awards for employees and directors totaled $2.3 million as of September 30, 2021, to be expensed over a weighted average period of 1.3 years.

Service-based stock awards issued to non-executive employees and to directors receive dividends on a current basis without risk of forfeiture if the related awards do not vest. Stock awards issued to executives defer the payment of dividends accruing between the grant dates and the end of related service periods. If these awards do not vest, the related accrued dividends will be forfeited. Included in Common stock dividend payable at September 30, 2021 are estimated dividends payable pertaining to these awards totaling $584,000.

NOTE 10 — SUBSEQUENT EVENTS

Completion of Merger with FBRT

On October 19, 2021, the Company announced the completion of its merger with Franklin BSP Realty Trust, Inc. (“FBRT”) pursuant to the terms of the Agreement and Plan of Merger, dated as of July 25, 2021, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2021 (as amended, the “Merger Agreement”), by and among FBRT, Capstead, Rodeo Sub I, LLC (“Rodeo Sub I”), a wholly-owned subsidiary of FBRT, and FBRT’s external manager, Benefit Street Partners L.L.C. (“BSP”). After the close of trading on October 18, 2021, Capstead ceased to be publicly traded on the New York Stock Exchange (“NYSE”). At the open of trading on October 19, 2021, the combined company began trading on the NYSE under the ticker symbol “FBRT”.

At the effective time of the merger, each issued and outstanding share of common stock of Capstead (“Capstead Common Stock”) was converted into the right to receive (i) from FBRT, 0.3288 newly-issued shares of common stock of FBRT (“FBRT Common Stock”), (ii) from FBRT, cash consideration of $0.21 per share and (iii) from BSP, cash consideration of $0.73 per share. In addition, each outstanding share of Capstead’s 7.50% Series E Cumulative Redeemable Preferred Stock was converted into the right to receive one newly-issued share of FBRT’s 7.50% Series E Cumulative Redeemable Preferred Stock (the “FBRT Series E Preferred Stock”). At the open of trading on October 19, 2021, the FBRT Series E Preferred Stock began trading on the NYSE under the ticker symbol “FBRT PRE”.

Litigation Relating to the Merger

On August 31, 2021, Shiva Stein, a purported shareholder of the Company, filed a lawsuit in the United States District Court for the Southern District of New York, styled Shiva Stein v. Capstead Mortgage Corporation, et al., No. 1:21-cv-7306 (referred to as the “Stein Lawsuit”). The Stein Lawsuit asserts claims against Capstead, members of the Capstead board of directors, (the “Capstead Board”), BSPRT and Rodeo Sub I.

On September 1, 2021, Matthew Hopkins, a purported shareholder of the Company, filed a lawsuit in the United States District Court for the Southern District of New York, styled Matthew Hopkins v. Capstead Mortgage Corporation, et al., No. 1:21-cv-07369 (referred to as the “Hopkins Lawsuit”). The Hopkins Lawsuit asserts claims against Capstead, members of the Capstead Board, BSPRT and Merger Sub and BSPRT Advisor.

On September 11, 2021, Bryan Harrington, a purported shareholder of the Company, filed a lawsuit in the United States District Court for the Eastern District of New York, styled Bryan Harrington v. Capstead Mortgage Corporation, et al., No. 1:21-cv-05080 (referred to as the “Harrington Lawsuit”). The Harrington Lawsuit asserts claims against Capstead and members of the Capstead Board.

On September 24, 2021, Randy Gill, a purported shareholder of the Company, filed a lawsuit in the United States District Court for the Southern District of New York, styled  Randy Gill v. Capstead Mortgage Corporation, et al., No. 1:21-cv-07973 (referred to as the “Gill Lawsuit”). The Gill Lawsuit asserts claims against Capstead and members of the Capstead Board.

On October 1, 2021, Jordan Wilson, a purported shareholder of the Company, filed a lawsuit in the United States District Court for the Southern District of New York, styled  Jordan Wilson v. Capstead Mortgage Corporation, et al., No. 1:21-cv-08147-UA (referred to as the “Wilson Lawsuit”). The Wilson Lawsuit asserts claims against Capstead and members of the Capstead Board.

We intend to vigorously defend the Company and our board of directors against the lawsuits.